Exhibit 99.1

VeriSign Reports First Quarter 2007 Results

MOUNTAIN VIEW, CA – May 2, 2007 – VeriSign, Inc. (Nasdaq: VRSN), the leading provider of digital infrastructure for the networked world, today reported financial results for the first quarter ended March 31, 2007.

VeriSign reported total revenue of $379 million for the first quarter of 2007, compared with $373 million for the first quarter of 2006. VeriSign ended the first quarter with Cash, Cash Equivalents, Restricted Cash and Short-term Investments of $740 million and deferred revenue of $662 million.

“With more than one billion Internet users and 2 billion wireless users on a global basis, the world’s interactions are going increasingly digital and we are seeing a transformation in the way our customers think about communication, commerce and content,” said Stratton Sclavos, chairman and chief executive officer of VeriSign. “With our unique infrastructure that enables and protects an increasing amount of the world’s networked interactions, we are helping our customers more quickly and economically deliver new services that improve customer loyalty, business productivity and operational compliance.”

“We are pleased by our execution on strategic initiatives, the growth we delivered in our core businesses, and the investments we are making in new strategic areas,” said Dana Evan, Chief Financial Officer of VeriSign. “Strong performance in our core Registry and SSL businesses continues to fuel future growth as we ended the quarter with a record $662 million in deferred revenue, an increase of 8% over the prior quarter.”

VeriSign is not providing detailed GAAP or non-GAAP financials for the quarter ended March 31, 2007 due to the previously announced restatement of certain of its historical financial statements that have not yet been completed.

Business Highlights

•

On April 5, 2007, VeriSign announced that as of October 15, 2007, the registry fee for .com domain names will increase from $6.00 to $6.42 and that the registry fee for .net domain names will increase from $3.50 to $3.85, per its agreements with ICANN.

•

During the quarter, VeriSign also announced Project Titan, a major initiative to expand and diversify the capacity of its global Internet infrastructure by ten times by the year 2010. This initiative will help to address the increase in domain name system (DNS) queries on VeriSign’s global infrastructure taking place as e-commerce, social networking and Internet-enabled wireless devices place significant new demands on the Internet.

•

In VeriSign Security Services, more than 1,000 companies have registered for the new Extended Validation (EV) SSL Certificates, which help protect users against online fraudulent activity by providing third party verification of a Web site’s authenticity. The certificates provide consumers with a visual cue, a “green” address bar in the Windows Internet Explorer 7 (IE7) Web browser, on Web pages where EV certificates are deployed.

•	In VeriSign Communications Services, VeriSign announced the launch of its Three-Screen Solution and Global Consulting Services for Media and Entertainment Companies. VeriSign has

combined its proven expertise in digital infrastructure solutions and professional services to help media and entertainment companies accelerate time to market and drive new revenue streams while offering their customers an enhanced digital experience across multiple screens.

Additional Financial Information

•	Professional Services revenue, which includes inCode Wireless results, was $20 million in Q1.

•	Deferred revenue for the quarter was $662 million, up 8% from Q4 2006 and 23% year over year.

•	Net days sales outstanding (Net DSO), which takes into account the removal of Jamba accounts receivable from our Balance Sheet, was 45 days for Q1, down from the 48 days recorded in Q4.

•

During the quarter, VeriSign received approximately $188 million from the sale of a controlling interest in Jamba and paid off an outstanding balance of $199 million under its $500 million credit facility.

•	Capital expenditures for the first quarter of 2007 were approximately $17 million.

Internet Services Group

•	The Internet Services Group (ISG) – which includes VeriSign Security Services (VSS) and VeriSign Information Services (VIS) – delivered $212 million of revenue in the first quarter of 2007.

•

The VeriSign Web site certificate business issued approximately 202,000 new and renewal certificates in Q1, bringing the total base to 850,000, up 5% from Q4 2006. The installed base excluding the GeoTrust certificates grew 12% year over year.

•

The VeriSign Information Services business ended the quarter with approximately 69 million active domain names in .com and .net, a net increase of approximately 4 million names, up 6% over Q4 2006 and 28% year over year.

Communications Services Group

•

VeriSign Communications Services (VCS) Group – which provides intelligent communications, commerce and content services to telecommunications carriers and next generation service providers – delivered revenues of $167 million in the first quarter of 2007.

•	The Communications and Commerce group generated revenues of $90 million.

•

The Content group generated revenues of $63 million, which includes $38 million from B2B services and $25 million for one month of Jamba/Jamster B2C services prior to the closing of the joint venture with News Corporation.

•	VeriSign Communications Services Group ended Q1 with a base of 11.4 million wireless billing customer subscribers, an increase of approximately 10% sequentially.

Today’s Conference Call

VeriSign will host a live teleconference call today at 2:00 pm (PDT) to review the quarter’s results. The call will be accessible by direct dial at (877) 502-9272 (US) or (913) 981-5581 (international). A listen-only live web cast of the earnings conference call will also be available at http://investor.verisign.com. A replay of this call will be available at (888) 203-1112 or (719) 457-0820 (passcode: 6843620) beginning at 5:00 pm (PDT) on May 2 and will run through May 9. This press release and the financial information discussed on today’s conference call are available on the Investor Relations section of the VeriSign website at http://investor.verisign.com.

About VeriSign

VeriSign, Inc. (Nasdaq: VRSN) operates intelligent infrastructure services that enable and protect billions of interactions every day across the world’s voice and data networks. Additional news and information about the company is available at www.verisign.com.

VRSNF

Contacts

Investor Relations: Nancy Fazioli, ir@verisign.com, 650-426-5146

Media Relations: Lisa Malloy, emalloy@verisign.com, 202-270-7600

###

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices and market acceptance of our existing services, the inability of VeriSign to successfully develop and market new services, and implement price increases, and the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues; the uncertainty of whether Project Titan will achieve its stated objectives, and the risk acquired businesses will not be integrated successfully and unanticipated costs of such integration. In addition, the risks include the risk that VeriSign may be unable to complete its restatement of financial results for the affected periods, the risk that proper accounting of the adjustments to the Company’s financial statements as finally determined by the Board, KPMG LLP and/or the SEC may differ from the accounting treatment upon which the assumptions and forward looking statements in this announcement are based; uncertainty regarding the tax treatment of any adjustments to the Company’s financial statements; uncertainty that the Nasdaq Listing Qualifications Panel will grant a favorable decision regarding a possible delisting of the Company’s common stock, and, if an unfavorable decision is rendered, VeriSign’s common stock will no longer continue to remain listed on the Nasdaq Global Market; the risk that the matters described in this press release could divert management’s attention from operations; and the fact that expenses arising from the independent review and SEC inquiry, the restatement, related litigation and other associated activities are expected to be significant. On January 19, 2007, the Company received written notification from the staff of The Nasdaq Stock Market stating that the Nasdaq Listing Qualifications Panel (“Panel”) had granted the Company’s request for continued listing on The Nasdaq Stock Market, subject to the conditions that the Company file its Form 10-Q for the quarter ended June 30, 2006, Form 10-Q for the quarter ended September 30, 2006 and any required restatements, by February 12, 2007. On February 7, 2007, the Nasdaq Listing and Hearings Review Council (“Listing Council”) notified the Company that, at the Company’s request, it had called the Panel’s January 19, 2007 decision for review and has stayed any future determinations to suspend the Company’s securities from trading until the review process has been completed. The Listing Council’s decision to stay any future determinations to suspend the Company’s securities from trading until the review process has been completed also applies to the Company’s failure to timely file its 2006 10-K. If the Listing Council determines it is appropriate, it may grant the Company additional time to regain compliance with Nasdaq’s filing requirement, until the earlier of 60 days from the date of its decision or 180 days from the date of the Panel’s decision. The Listing Council has not issued a decision in this matter as of the date of this disclosure. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the company’s Annual Report on Form 10-K for the year ended December 31, 2005 and quarterly reports on Form 10-Q. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

VERISIGN, INC. AND SUBSIDIARIES

Schedule of Consolidated Revenue by Segment

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
		As Restated
Revenue:
Internet Services Group	$211,633	$175,522
Communication Services Group	166,937	197,247

Total revenue	$378,570	$372,769

VERISIGN, INC. AND SUBSIDIARIES

Schedule of Cash and Cash Equivalents and Investments

(In thousands)

(Unaudited)

	March 31, 2007	December 31, 2006
Cash and cash equivalents	$542,246	$501,784
Short-term investments	147,929	198,656
Restricted cash and investments	48,976	49,437

Total cash	$739,151	$749,877

VERISIGN, INC. AND SUBSIDIARIES

Schedule of Deferred Revenue

(In thousands)

(Unaudited)

	March 31, 2007	December 31, 2006
Short-term	$491,023	$454,947
Long-term	171,062	159,439

Total deferred revenue	$662,085	$614,386